INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the registration statement (No. 333-2355) on Form S-1 and the registration statement (No. 333-32429) on Form S-8 of Ithaca Industries, Inc. of our report dated February 17, 1997 with respect to the financial statements of Glendale Hosiery Company for the fiscal years ended December 28, 1996 and December 30, 1995, which report appears in the Form 8-K/A of Ithaca Industries, Inc. dated June 2, 1998.



/s/ Deloitte & Touche LLP
-------------------------
June 2, 1998
Charlotte, North Carolina